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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
RIGHTNOW TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Dear Stockholder:

        You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the "Annual Meeting") of RightNow Technologies, Inc. to be held at 1:00 p.m. Mountain Daylight Savings Time on Tuesday, June 28, 2005 at the Holiday Inn, 5 Baxter Lane, Bozeman, Montana 59715.

        Your vote at the Annual Meeting is important to us. At the Annual Meeting, the stockholders will be asked to elect two directors and ratify the appointment of our independent registered public accounting firm for 2005. The accompanying Notice of 2005 Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the Annual Meeting. These proxy solicitation materials were mailed on or about May 18, 2005 to all stockholders entitled to vote at the Annual Meeting.

        Our Board of Directors recommends that stockholders vote in favor of the election of the nominated directors and the ratification of our independent registered public accounting firm. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or, if eligible, vote by Internet. If you later decide to attend the Annual Meeting and wish to change your vote, you may do so simply by voting in person at the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

Greg R. Gianforte Chairman, Chief Executive Officer and President

RIGHTNOW TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 28, 2005

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of RightNow Technologies, Inc., a Delaware corporation, will be held on Tuesday, June 28, 2005, at 1:00 p.m. Mountain Daylight Savings Time at the Holiday Inn, 5 Baxter Lane, Bozeman, Montana 59715, as more fully described in the Proxy Statement accompanying this Notice. Matters to be voted upon at the Annual Meeting include the following:

  1.
  To elect two directors to serve for a three-year term ending at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2005; and

  3.
  To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on May 4, 2005 are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices and at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience or submit your proxy by Internet (if your shares are registered in the name of a bank or brokerage firm and you are eligible to vote your shares in such a manner). Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                      Sincerely,

                      Alan A. Rassaby
                       Secretary

Bozeman, Montana
May 12, 2005

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR SUBMIT YOUR PROXY BY INTERNET, IF ELIGIBLE.

RIGHTNOW TECHNOLOGIES, INC.
40 Enterprise Boulevard
Bozeman, Montana 59718

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 28, 2005

General

        The enclosed proxy (the "Proxy") is solicited on behalf of the Board of Directors of RightNow Technologies, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, June 28, 2005 (the "Annual Meeting") and at any adjournment or postponement thereof. The Annual Meeting will be held at 1:00 p.m. Mountain Daylight Savings Time at the Holiday Inn, 5 Baxter Lane, Bozeman, Montana 59715. These Proxy solicitation materials were mailed on or about May 18, 2005 to all stockholders entitled to vote at the Annual Meeting.

Voting; Quorum

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy. On May 4, 2005, the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were 30,116,719 shares of our common stock (the "Common Stock") outstanding and approximately 178 holders of record according to information provided by our transfer agent. No shares of our preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the Record Date. Stockholders may not cumulate votes in the election of directors.

        The presence at the Annual Meeting, either in person or by proxy, of holders of shares of our outstanding stock entitled to vote and representing a majority of the voting power of all of such shares shall constitute a quorum for the transaction of business. In the election of directors under Proposal One, the two nominees receiving the highest number of affirmative votes will be elected. With regard to Proposal Two, the affirmative vote of the holders of Common Stock representing a majority of the voting power present or represented by proxy and voting at the Annual Meeting and entitled to vote on the subject matter is being sought.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal One, broker non-votes and votes marked "withheld" will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders. With regard to Proposal Two, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved.

Proxies

        If the enclosed form of Proxy is properly signed and returned to us, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board under Proposal One unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal Two described in the accompanying Notice and Proxy. You may revoke or change your Proxy at any time before the Annual Meeting by filing with our corporate Secretary, at our principal executive offices at 40 Enterprise Boulevard, Bozeman, Montana 59718, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Voting Electronically through the Internet

        If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically through the Internet. A large number of banks and brokerage firms provide eligible stockholders who receive a paper copy of the Annual Report and Proxy Statement the opportunity to vote in this manner. If your bank or brokerage firm allows for this, your voting form will provide instructions for such alternative method of voting. If your voting form does not reference Internet information, please complete and return the paper Proxy in the envelope provided.

Solicitation

        We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile, Internet or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

        Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission ("SEC") and our Bylaws. Stockholder proposals that are intended to be presented at our 2006 Annual Meeting of Stockholders (the "2006 Annual Meeting") and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than January 18, 2006, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current Bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not more than 90 days prior to the anniversary date of the immediately preceding annual meeting. Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 40 Enterprise Boulevard, Bozeman, Montana 59718.

        In addition, the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than April 3, 2006, which is 45 calendar days prior to the anniversary date of the mailing of this Proxy Statement. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Note with Respect to Forward-Looking Statements

        We have made forward-looking statements in this Proxy Statement that relate to expectations concerning matters that are not historical facts. Words such as "projects," "believes," "anticipates," "plans," "expects," "intends" and similar words and expressions are intended to identify forward-looking statements. Although we believe that such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from such expectations, including risks described in this Proxy Statement. All forward-looking statements attributable to us are expressly qualified in their entirety by such language. We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

        Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms and each as nearly equal in number as possible as determined by our board of directors. As a result, a portion of our board of directors will be elected each year. Our board of directors currently consists of six persons. Messrs. Evans and Lansing have been designated Class II directors whose terms expire at the Annual Meeting. Mr. Allen and Ms. Taylor have been designated Class III directors whose terms expire at the 2006 Annual Meeting. Mr. Allen was appointed by our directors to fill a vacancy on our board of directors. Messrs. Gianforte and Avis have been designated Class I directors whose terms expire at the 2007 Annual Meeting of Stockholders.

        The class whose term of office expires at the Annual Meeting currently consists of two directors. On the recommendation of the nomination and governance committee, our board of directors, including its independent directors, selected and approved Messrs. Evans and Lansing as nominees for election in the class being elected at the Annual Meeting to serve for a term of three years, expiring at the 2008 Annual Meeting of Stockholders, or until their successors are duly elected and qualified or until their earlier resignation or removal. If these nominees are elected, our board of directors will consist of six persons, with each class consisting of two directors.

        Each nominee for election is currently a member of our board of directors and has agreed to serve if elected. Management has no reason to believe that any of the nominees will be unavailable to serve. In the event any of the nominees named herein is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed Proxy will exercise discretionary authority to vote for substitutes. Unless otherwise instructed, the proxy holders will vote the Proxies received by them FOR the nominees named below.

Directors and Nominees

Nominees for Term Ending Upon the 2008 Annual Meeting of Stockholders

        Roger L. Evans, 60, has served on our board of directors since December 1999. Mr. Evans has been associated with Greylock, a venture capital firm, since 1989, and has been a general partner of Greylock Partners since 1991. Prior to joining Greylock, he served as President and Chief Executive Officer of Micom Systems, Inc., a data communications equipment manufacturer, which he co-founded in 1976. Mr. Evans also serves on the board of directors of Copper Mountain Networks, Inc., a provider of digital subscriber line networking systems, and serves on the board of directors of several privately held companies. Mr. Evans holds an M.A. degree in economics from King's College in Cambridge, England.

        William J. Lansing, 47, has served on our board of directors since April 2000. Mr. Lansing has been Chief Executive Officer, President and a director of ValueVision Media, Inc., a direct marketing company, since December 2003. Mr. Lansing was a general partner of General Atlantic Partners, LLC, a private equity investment firm, from 2001 to December 2003. From 2000 to September 2001, Mr. Lansing was the Chief Executive Officer and a director of NBC Internet, Inc., an Internet portal company. From 1998 to March 2000, Mr. Lansing served in various positions for Fingerhut Companies, Inc., a direct marketing company, including President and Chief Executive Officer. From November 1996 to May 1998, Mr. Lansing served as Vice President of Corporate Business

Development for General Electric Corp. and was a member of General Electric's Corporate Executive Council. From January 1996 to October 1996, he served as Chief Operating Officer of Prodigy, Inc., an on-line service company. From 1986 through 1995, Mr. Lansing was first an associate and later a principal at McKinsey & Co., a management consulting company. In addition to serving on the board of directors of ValueVision Media, Mr. Lansing serves on the board of directors of Digital River, Inc., an electronic commerce solutions provider. Mr. Lansing holds a B.A. degree in English from Wesleyan University and a J.D. degree from Georgetown University.

Continuing Directors for Term Ending Upon the 2006 Annual Meeting of Stockholders

        Gregory M. Avis, 46, has served on our board of directors since December 2000. Mr. Avis has been a managing partner of Summit Partners, a private equity and venture capital firm, since 1990. Mr. Avis also serves on the board of directors of Ditech Communications Corporation, a telecommunications products developer, IMPAC Medical Systems, Inc., a provider of software and services to oncology practices, and serves on the board of directors of several privately held companies. Mr. Avis holds a B.A. degree, cum laude, in political economy from Williams College and an M.B.A. degree with Distinction from Harvard University.

        Margaret L. Taylor, 54, has served on our board of directors since April 2000. Ms. Taylor has served as President of PeopleSoft Investments, Inc., a subsidiary of PeopleSoft, Inc., a provider of enterprise application software, since December 1999, as managing partner of B3Ventures, an investment management firm, since November 1999, and as President of Nevada Pacific Development Corp., a consulting services firm, from 2000 to 2003. From 1999 to 2001, Ms. Taylor served as the Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From 1989 to 1999, Ms. Taylor was the Senior Vice President of PeopleSoft (now Oracle, Inc.). Prior to joining PeopleSoft in 1989, she served in various management positions for The Hibernia Bank of San Francisco, California and the Bank of California. Ms. Taylor also serves on the board of directors of Fair Isaac Corporation, a decision analytics company, and serves on the board of directors of two privately held companies. Ms. Taylor holds a B.A. degree in communications and psychology from Lone Mountain College.

Continuing Directors for Term Ending Upon the 2007 Annual Meeting of Stockholders

        Greg R. Gianforte, 44, is our founder, Chairman, Chief Executive Officer and President. Prior to founding RightNow in September 1995, he was the Vice President of North American Sales of Network Associates, Inc. (formerly McAfee Associates, Inc.), a provider of network security and tools. Before joining McAfee Associates, Mr. Gianforte founded Brightwork Development, a developer of network management applications, in 1986, and served as President of Brightwork until 1994 when Brightwork was acquired by McAfee Associates. Mr. Gianforte also beneficially owns, directly or indirectly, a membership interest in Genesis Partners, LLC, from whom we lease our principal offices. Mr. Gianforte holds a B.E. degree in electrical engineering and an M.S. degree in computer science from Stevens Institute of Technology.

        Richard E. Allen, 48, has served on our board of directors since May 2004. Mr. Allen was the Chief Financial Officer of J.D. Edwards (now Oracle, Inc.) an enterprise application software company, from January 1990 to August 2003, and had held several senior management positions and titles since joining J.D. Edwards in August 1985. Mr. Allen served as a member of J.D. Edwards' board of directors from September 1991 to July 2003. Prior to joining J.D. Edwards, Mr. Allen served as controller for Luff Exploration, an oil and gas exploration and production company, from 1982 to 1985, and as a senior accountant with Coopers & Lybrand, a public accounting firm, from 1979 to 1982. Mr. Allen currently serves on the board of directors of Maxtor Corporation, a supplier of hard disk storage products and solutions and serves on the board of directors of three privately-held companies. Mr. Allen holds a

B.A. degree in business administration with a concentration in accounting from Colorado State University.

        There are no family relationships among any of our directors or executive officers.

Corporate Governance, Board Composition and Board Committees

        Independent Directors.    Each of our directors other than Mr. Gianforte qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Stock Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

        Board Structure and Committees.    Our board of directors has established an audit committee, a compensation committee and a nomination and governance committee. Our board of directors and its committees set schedules to meet throughout the year, and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our web site at http://www.rightnow.com under the Investor Relations section. The inclusion of our web site address in this proxy statement does not include or incorporate by reference the information on our web site into this proxy statement. In addition, a copy of the charter of our audit committee is attached as Appendix A to this Proxy Statement.

        Audit Committee.    The audit committee of our board of directors reviews and monitors our corporate financial statements and reporting and our internal and external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. All related party transactions are approved by our audit committee before we enter into them. The current members of our audit committee are Messrs. Allen and Avis and Ms. Taylor. Mr. Allen was appointed to our audit committee to fill the vacancy resulting from Mr. Lansing's resignation from our audit committee in June 2004. Our audit committee held five meetings during 2004.

        In addition to qualifying as independent under the Nasdaq rules, each member of our audit committee can read and has an understanding of fundamental financial statements, and each qualifies as independent under special standards established by the SEC for members of audit committees.

        Our audit committee includes at least one member who has been determined by our board of directors to meet the qualifications of an audit committee financial expert in accordance with SEC rules. Mr. Allen is the independent director who has been determined to be an audit committee financial expert. This designation is a disclosure requirement of the SEC related to Mr. Allen's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Allen any duties, obligations or liability that are greater than are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

        Compensation Committee.    The compensation committee of our board of directors reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and stock option and other incentive compensation arrangements. In addition, our compensation committee administers our stock option plans, including reviewing and granting stock options, with respect to our executive officers and directors, and from time to time assists our board of directors in administering our stock option plans with respect to all of our other employees. Our compensation committee also reviews and approves various other of our compensation policies and matters. The current members of our compensation committee are Messrs. Allen and Evans and Ms. Taylor. Our compensation committee held three meetings during 2004.

        Nomination and Governance Committee.    The nomination and governance committee of our board of directors reviews and reports to our board of directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our nomination and governance committee reviews and makes recommendations to our board of directors regarding the size and composition of our board of directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our board of directors. This includes an assessment of each candidate's independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment, and ability to serve our and our stockholders' long-term interests. These factors, and others as considered useful by our nomination and governance committee, are reviewed in the context of an assessment of the perceived needs of our board of directors at a particular point in time. As a result, the priorities and emphasis of our nomination and governance committee and of our board of directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors. Our nomination and governance committee leads the search for and selects, or recommends that our board of directors select, candidates for election to our board of directors (subject to legal rights, if any, of third parties to nominate or appoint directors). Consideration of new director candidates typically involves a series of committee discussions, review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our board of directors typically have been suggested by other members of our board of directors or by our executive officers. From time to time, our nomination and governance committee may engage the services of a third-party search firm to identify director candidates. The members of our nomination and governance committee are Messrs. Avis, Evans and Lansing. Our nomination and governance committee did not meet during 2004.

        Although our nomination and governance committee does not have a formal policy on stockholder nominations, it will consider candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement and is accompanied by certain required information about the candidate, in accordance with the procedures set forth in Article III, Section 3.02 of our Bylaws and in the charter of our nomination and governance committee. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair of our nomination and governance committee, care of our corporate Secretary, by the deadline for stockholder proposals set forth above under "Deadline for Receipt of Stockholder Proposals." Such recommendation should specify the following information: (a) the name and address of the nominee; (b) the name and address of the stockholder making the nomination; (c) the number of shares of our common stock entitled to vote at such meeting held by the stockholder; (d) a representation that the nominating stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to nominate the person specified in the notice; (e) the nominee's qualifications for membership on our board of directors; (f) all of the information that would be required in a proxy statement soliciting proxies for the election of the nominee as a director; (g) a description of all direct or indirect arrangements or understandings between the nominating stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to whose request the nomination is being made by the stockholder; (h) all other companies to which the nominee is being recommended as a nominee for director; and (i) a signed consent of the nominee to cooperate with reasonable background checks and personal interviews, and to serve as a director, if elected. Candidates proposed by stockholders will be evaluated by our nomination and governance committee using the same criteria as for all other candidates.

        Our nomination and governance committee has not received any nominations from any of our stockholders in connection with this Annual Meeting. On the recommendation of our nomination and governance committee, our board of directors, including its independent directors, selected and approved the nomination of Messrs. Evans and Lansing for election at the Annual Meeting. Each of the current nominees for this Annual Meeting is standing for re-election.

        Board and Committee Meetings.    Our board of directors held nine meetings during 2004. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during 2004. Only one of our current directors, Greg Gianforte, attended our annual meeting of stockholders in 2004. Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meetings of stockholders, directors are encouraged to attend our annual meetings.

        Stockholder Communications.    Our board of directors has implemented a process by which stockholders may send written communications to the attention of the board, any committee of the board or any individual board member, care of our corporate Secretary at 40 Enterprise Boulevard, Bozeman, Montana 59718. This centralized process will assist the board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. Our corporate Secretary will be primarily responsible for collecting, organizing and monitoring communications from stockholders and, where appropriate depending on the facts and circumstances outlined in the communication, providing copies of such communications to the intended recipients. Communications will be forwarded to directors if they relate to appropriate and important substantive corporate or board matters. Communications that are of a commercial or frivolous nature or otherwise inappropriate for the board's consideration will not be forwarded to the board. Any communications not forwarded to the board will be retained for a period of twelve months and made available to any of our independent directors upon their general request to view such communications. In addition, our corporate Secretary will provide all non-forwarded communications to the Chairman of our nomination and governance committee at least annually.

Director Compensation and Other Arrangements

        We currently do not provide our directors with cash compensation for their services as members of our board of directors or any committee of our board of directors, but we have a policy to reimburse directors for reasonable expenses incurred in connection with their attendance at board and committee meetings. Under our 2004 Equity Incentive Plan, non-employee directors are granted an option to purchase 30,000 shares of our common stock upon appointment to our board of directors, vesting in equal installments quarterly over three years. At each annual stockholders' meeting, each non-employee director who has not received an initial grant as described above during the same calendar year will receive an immediately vested automatic option grant to purchase 15,000 shares of common stock and each of our committee chairs who has not received an initial grant as described above during the same calendar year receives an additional immediately vested automatic option grant to purchase 5,000 shares of common stock. Each such option granted has an exercise price per share equal to the fair market value of our common stock on the grant date, and has a maximum term of ten years.

        Each of Messrs. Avis, Evans and Lansing and Ms. Taylor was automatically granted options to purchase 15,000 shares of our common stock in June 2004, 5,000 shares in June 2003 and 3,333 shares in June 2002. In addition, each of Mr. Lansing and Ms. Taylor was automatically granted options to purchase an additional 5,000 shares of our common stock in June 2004. These options are fully vested and immediately exercisable at the date of this report and have an exercise price of $1.50 per share, except for the options granted in June 2004 which have an exercise price of $7.43 per share. Our board of directors granted an option to purchase 30,000 shares of our common stock in May 2004 to Mr. Allen, under our 1998 Long-Term Incentive and Stock Option Plan, in connection with his appointment to our board of directors. This option vests and becomes exercisable in twelve installments of 2,500 shares every three months from the date of grant, and has an exercise price of $6.375 per share.

Required Vote

        The two nominees receiving the highest number of affirmative votes of the outstanding shares of the Common Stock present or represented by proxy and entitled to be voted for them, shall be elected as directors. Each Proxy cannot be voted for a greater number of persons than two.

Recommendation of Our Board of Directors

        Our board of directors recommends that stockholders vote FOR the election of the nominees listed above.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Our audit committee has selected the firm of KPMG LLP, our independent registered public accounting firm during 2004, to serve in the same capacity for 2005, and we are asking stockholders to ratify this appointment. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our board of directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in our and our stockholders' best interests.

        A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        The aggregate fees billed by KPMG LLP, our independent registered public accounting firm, for the years ended December 31, 2003 and 2004 were as follows:

Services rendered	2003	2004
Audit(1)	$73,901	$575,211
Audit-related(2)	21,212	—
Tax(3)	71,904	61,906
Other(4)	1,625	—

Total	$168,642	$637,117

(1)
Fees billed for the audit of our annual financial statements for the years ended December 31, 2003 and 2004. Audit services for 2004 include fees for the review of financial statements included in our registration statement on Form S-1 and our quarterly report on Form 10-Q for the period ended September 30, 2004.

(2)
Audit-related fees in 2003 include due diligence assistance and accounting research.

(3)
Tax fees for compliance, planning and expatriate tax services.

(4)
Other services in 2003 include fees for on-line accounting research services.

Determination of Independence

        Our audit committee has determined that the fees received by KPMG LLP for the non-audit related services listed above are compatible with maintaining KPMG LLP's independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Our audit committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Our audit committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided at or near the beginning of the year to which the services pertain. Our audit committee may delegate pre-approval authority to one or more of its members. Such a member must report any decisions to our audit committee at the next scheduled meeting.

Vote Sought

        The affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the meeting is being sought to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2005.

Recommendation of Our Board of Directors

        Our board of directors recommends that stockholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent registered public accounting firm for 2005.

OTHER MATTERS

        We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as our board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

AUDIT COMMITTEE REPORT

        The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" or incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The audit committee carries out its responsibilities pursuant to its written charter, and the members of the 2004 audit committee of RightNow's board of directors have prepared and submitted this audit committee report. Each audit committee member is considered independent because each member satisfies the independence requirements for board members prescribed by the applicable rules of Nasdaq and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

        Among other things, the audit committee oversees RightNow's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the audit committee reviewed RightNow's audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

        The audit committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of RightNow's accounting principles and such other matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended. In addition, the audit committee discussed with the independent auditors their independence from management and RightNow; such discussions included matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. Throughout the year and prior to the performance of any such services the audit committee also considered the compatibility of potential non-audit services with the auditors' independence.

        The audit committee discussed with RightNow's independent auditors their overall approach, scope and plans for the audit. At the conclusion of the audit, the audit committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of RightNow's internal control and the overall quality of RightNow's financial reporting.

        In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

        The audit committee has also recommended, subject to stockholder approval, the selection of KPMG LLP to continue as RightNow's independent auditors for 2005.

                      Submitted by the Audit Committee of
                      the Board of Directors

                      Richard E. Allen, Chair (appointed June 2004)
                      Gregory M. Avis
                      William J. Lansing (resigned June 2004)
                      Margaret L. Taylor

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        It is the responsibility of the compensation committee of the board of directors to review and develop RightNow's general compensation policies and make recommendations to the board of directors with respect to the base salary and bonuses to be paid to RightNow's executive officers each year. The compensation committee is responsible for managing the relationship with outside compensation consultants. In addition, the compensation committee has the exclusive authority to administer RightNow's 2004 Equity Incentive Plan with respect to stock option grants and direct stock issuances made thereunder to such executive officers. After receiving and reviewing the compensation committee's recommendations, the independent members of the board of directors decide the overall compensation packages, including option grants, provided to each of RightNow's executive officers, including its Chief Executive Officer and President. The following is a summary of the policies of RightNow's compensation committee that affect the compensation paid to RightNow's executive officers, as reflected in the tables and text set forth in RightNow's Annual Report on Form 10-K for the year ended December 31, 2004.

        General Compensation Policy.    The compensation committee believes that the compensation programs for RightNow's executive officers should be designed to attract, motivate and retain talented executives responsible for the success of RightNow and should be determined within a competitive framework and based on the achievement of designated financial targets, individual contribution, customer satisfaction and financial performance relative to that of RightNow's competitors and market indices. Within this overall policy, the compensation committee's objectives are to:

  •
  Offer a total compensation program that takes into consideration the compensation practices of other technology companies of similar size with which RightNow competes for executive talent;

  •
  Provide annual variable cash incentive awards that take into account RightNow's overall financial performance in terms of designated corporate objectives and the value created for RightNow's stockholders; and

  •
  Strengthen the alignment of the interests of executive officers and those of stockholders by providing significant long-term, equity-based incentive awards.

        Compensation Components and Process.    The three major components of RightNow's executive officer compensation are: (i) base salary, (ii) annual variable cash incentive awards and (iii) long-term, equity-based incentive awards. The compensation committee determines the compensation levels for the executive officers based in part on executive compensation data drawn from nationally recognized surveys of similarly sized technology companies. In 2004, the compensation committee also engaged an outside consultant to advise on approximate compensation levels among executives in comparable positions at similarly-sized technology companies. The compensation committee periodically reviews total compensation levels and the distribution of compensation among the three components identified above for each of the executive officers in the context of RightNow's compensation policy. The compensation committee believes that RightNow's current compensation plans are competitive and reasonable.

        Base Salary.    The base salary for each executive officer is determined at levels considered appropriate for comparable positions included in the surveys described above. The compensation committee annually reviews each executive officer's base salary. The factors that the compensation committee considers in making recommendations regarding base salary include level of pay among executives in similar positions within similarly-sized technology companies, level of responsibility, prior experience and breadth of knowledge, RightNow's overall performance and the individual's past performance and expected future contributions. During 2004, the compensation committee reviewed the base salary of each executive officer and increased base salaries for Messrs. Gianforte, Forbes, Rassaby and Myer and Ms. Carstensen in light of RightNow's overall performance and each individual's performance during 2004.

        Annual Variable Cash Incentive Awards.    An executive officer may receive an annual variable cash incentive award based on RightNow's overall financial performance in terms of designated corporate objectives generally established at the beginning of the year and certain individual performance targets. The corporate objectives established at the beginning of 2004 included revenue, operating income and sales orders. Based upon these criteria, Messrs. Dunning, Gianforte, Forbes, Rassaby and Myer and Ms. Carstensen received annual variable cash incentive awards during 2004.

        Long-Term Equity-Based Incentive Awards.    The goal of RightNow's long-term, equity-based incentive awards is to strengthen the alignment of the interests of executive officers and those of stockholders and provide each individual with a significant incentive to manage RightNow from the perspective of an owner with an equity stake in the business. Options allow the executive officers to acquire shares of common stock at a fixed price per share, which generally is the market price on the grant date, over a specified period of time up to ten years. Options generally become exercisable in a series of installments over a four-year period, contingent upon the executive officer's continued service to RightNow. Accordingly, options provide a return to the executive officer only if he or she remains employed by RightNow during the vesting period, and then only if the market price of the shares appreciates over the option term.

        The compensation committee determines the size of each long-term, equity-based incentive award according to each executive officer's position within RightNow. In addition, the compensation committee takes into account an individual's past performance and expected future contributions, level of responsibility, comparable awards made to individuals in similar positions at similarly-sized technology companies. The compensation committee also may take into account the number of unvested options held by the executive officer at the time of any new grant in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. Based upon these criteria, the compensation committee approved an option grant to Alan Rassaby, and options were not granted to any other executive officers during 2004.

        CEO Compensation.    In setting the total compensation payable to RightNow's Chief Executive Officer during 2004, the compensation committee sought to provide Greg Gianforte with a level of cash compensation within the range of compensation found among competitive companies, and to recognize Mr. Gianforte's contributions to RightNow's overall performance. Based upon these criteria, during 2004, the compensation committee increased Mr. Gianforte's base salary and awarded him an annual variable cash incentive award.

        Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to RightNow's executive officers during 2004 did not exceed the $1.0 million limit per officer, and RightNow does not expect the non-performance-based compensation to be paid to its executive officers during 2005 to exceed that limit. Because it is unlikely that the cash compensation payable to any of RightNow's executive officers in the foreseeable future will approach the $1.0 million limit, RightNow does not expect to take any action to limit or restructure the elements of cash compensation payable to RightNow's executive officers so as to qualify that compensation as performance-based compensation under Section 162(m). RightNow will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level.

        It is the opinion of the board of directors and the compensation committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align RightNow's performance and the interests of RightNow's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short- and long-term.

                      Submitted by Compensation Committee of
                      the Board of Directors

                      Richard E. Allen
                      Roger L. Evans
                      Margaret L. Taylor, Chair

Executive Officers

        The following is a brief description of the capacities in which each of our executive officers who is not also a director has served, and other biographical information. The biography of Mr. Gianforte appears earlier in this proxy statement under "Proposal One: Election of Directors."

        Susan J. Carstensen, 43, has been our Chief Financial Officer, Vice President and Treasurer since October 1999 and our Assistant Secretary since October 2003. She served as one of our directors from October 1999 to April 2000 and as our Secretary from October 1999 to October 2003. From 1995 to October 1999, Ms. Carstensen held various positions in finance and audit at Powerhouse Technologies, Inc., a diversified gaming technology company, including Chief Financial Officer from 1997 until June 1999. Prior to joining Powerhouse, Ms. Carstensen spent three years in financial management for Martin Marietta Astronautics Group, an aerospace and defense contractor, and six years before that at Ernst & Young LLP. Ms. Carstensen is a Certified Public Accountant and holds B.S. and B.A. degrees in business and political science from Montana State University.

        Peter P. Dunning, 53, has been our Executive Vice President of Worldwide Field Operations since August 2003. Prior to joining us, he was Executive Vice President and General Manager for the Americas of S1 Corporation, a financial services software provider, from 2002 to July 2003, President, Chairman and Chief Executive Officer of Omnexus, NV, an online marketplace company, from 2001 to January 2002, and President and Chief Executive Officer of Facility Pro.com, an online marketplace company, from 1999 to January 2001. From 1998 to October 1999, Mr. Dunning was Senior Vice President of Vertical Markets at Oracle Corporation and from 1990 to 1997 he was Executive Vice President of the Global Accounts Group at SAP Corporation. Mr. Dunning holds a Bachelor of Business Administration degree from the University of Georgia.

        Sean C. Forbes, 36, has been our Vice President of Marketing and Business Development since November 2001. Prior to joining us, he was Vice President of Business Development for Trilogy Software, Inc., a provider of configuration software, from 1998 to November 2001. Before Trilogy, Mr. Forbes was a consultant in the Private Equity Group of Bain & Company from 1996 to September 1998. Mr. Forbes is a decorated veteran of the United States Navy where he was a Surface Warfare Officer. Mr. Forbes holds a B.S. degree in mechanical and aerospace engineering from Cornell University and an M.B.A. degree from Harvard University.

        Michael A. Myer, 38, has been our Vice President of Product Development since August 2000 and prior to that served as our Director of Product Development from August 1998. From 1987 to August 1998, Mr. Myer held various positions in computer research and product development with AT&T Corp., Lucent Technologies (previously a subsidiary of AT&T Corp.) and Bell Labs Research, all telephony-related companies. Mr. Myer holds M.S. and B.S. degrees in computer science from Rutgers University and an A.S. degree in computer science from Penn State University.

        Alan A. Rassaby, 49, has been our General Counsel and Secretary since October 2003 and our Vice President of Legal and Risk Management since June 2000. From 1998 to February 2000, Mr. Rassaby was the Senior Vice President, Legal and Administration for Powerhouse Technologies, Inc., a diversified gaming technology company, and Senior Vice President and General Counsel of Anchor Gaming, after Anchor's acquisition of Powerhouse. Prior to joining Powerhouse, Mr. Rassaby was a partner in the Australian law firm of Phillips Fox Lawyers from 1994 to December 1998. Mr. Rassaby holds Arts and Law degrees from the University of New South Wales in Australia and a Master of Laws from the London School of Economics and Political Science of London University. He is a member of the State Bars of Victoria and New South Wales in Australia, and of Oregon in the United States.

        Our executive officers are elected by our board of directors on an annual basis and serve at the discretion of our board of directors until their successors have been duly elected and qualified or until their earlier resignation or removal.

Executive Compensation

        The following table provides certain information regarding compensation paid or earned for services rendered to us and our subsidiaries in all capacities during the three years ended December 31, 2004 by our Chief Executive Officer and each of our other four most highly compensated executive officers whose annual salary and bonus exceeded $100,000 during 2004. These individuals collectively are referred to in this proxy statement as our named executive officers. No other executive officers who would have otherwise been includable in the following table on the basis of salary and bonus earned for 2004 have been excluded by reason of their termination of employment or change in executive status during that year.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Positions	Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)(2)		Securities Underlying Options (#)
Greg R. Gianforte Chairman, Chief Executive Officer and President	2004 2003 2002	$250,000 175,000 148,750		$157,481 142,933 82,800		$5,975 5,589 6,197		— — —
Susan J. Carstensen Chief Financial Officer, Vice President, Treasurer and Assistant Secretary	2004 2003 2002	165,000 150,000 148,750		79,075 51,398 20,020		6,923 6,061 5,063		— 133,333 33,333
Peter P. Dunning Executive Vice President of Worldwide Field Operations	2004 2003 2002	250,000 101,442 —	(3)	95,649 36,500 —	(3)	6,723 — —	(3)	— 533,332 —	(3)
Sean C. Forbes Vice President of Marketing and Business Development	2004 2003 2002	185,000 175,000 175,000		116,311 97,338 54,574		7,676 5,150 4,821		— — —
Michael A. Myer Vice President of Product Development	2004 2003 2002	165,000 150,000 148,750		81,787 53,008 22,680		6,500 6,090 5,143		— — 200,000

(1)
We offer an annual executive cash bonus plan for the benefit of our executive officers. The amount of eligible target bonus is established by the compensation committee of our board of directors each year in its discretion. Actual bonuses are determined each year by the compensation committee in conjunction with an annual review of executive compensation and is based primarily upon us meeting our quarterly and annual financial goals in a particular year as set out from time to time in our business plan and, to a lesser extent, upon a person's individual performance as assessed by the compensation committee.

(2)
Consists of matching contributions by us under our 401(k) plan. Employees vest in the employer matching contribution in four equal annual installments over a four-year period.

(3)
Mr. Dunning was hired in August 2003.

Stock Options

        There were no stock options or stock appreciation rights granted to our named executive officers in 2004.

Aggregated Option Exercises in 2004 and 2004 Year-End Option Values

        The following table provides certain information concerning the number and value of shares of our common stock represented by unexercised stock options held by our named executive officers as of December 31, 2004. None of our named executive officers exercised any stock options in 2004. Mr. Gianforte does not hold any stock options. No stock appreciation rights were held by our named executive officers at the end of such year.

			Number of Securities Underlying Unexercised Options at 2004 Year-End		Value of Unexercised In-the-Money Options at 2004 Year-End(1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Susan J. Carstensen	—	—	258,335	108,331	$3,994,608	$1,587,049
Peter P. Dunning	—	—	200,002	333,330	$2,930,029	$4,883,285
Sean C. Forbes	—	—	390,001	129,998	$5,713,515	$1,904,471
Michael A. Myer	—	—	563,000	75,000	$8,862,100	$1,098,750

(1)
The value of unexercised in-the-money options has been calculated based on multiplying the number of shares underlying the options by the difference between the exercise price per share payable upon exercise of the options and $16.15, the closing price of our common stock on December 31, 2004 on the Nasdaq National Market.

Employment Contracts, Termination of Employment and Change-in-Control Agreements

        We do not have employment contracts with any of our named executive officers. Accordingly, the employment of any of our named executive officers may be terminated at any time at the discretion of our board of directors.

        Our board of directors has adopted a policy applicable to all of the members of our executive management which provides that in the event of a change or loss of position within 12 months following a change-in-control transaction, our Chief Executive Officer will be entitled to receive a minimum of twelve months' salary and bonus as severance and any then-unvested options that were granted to him after April 20, 2004 will be accelerated in full and become fully vested, and any member of executive management other than our Chief Executive Officer will be entitled to receive a minimum of six months' salary and bonus as severance and any then-unvested options that were granted to him or her after April 20, 2004 will be accelerated in full and become fully vested.

        All of our option agreements with our named executive officers provide that upon the occurrence of a change-in-control transaction, the vesting of all of the officer's option shares will be automatically accelerated so that they become completely vested, unless the option is assumed by the acquirer in which case the option will become completely vested if within twelve months of the change-in-control transaction the officer is terminated without cause or terminates his or her employment for good reason. A change-in-control transaction includes (i) a transaction or series of transactions in which any person, entity or group becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities, (ii) a transaction in which our directors cease to constitute a majority of the board of directors, (iii) a consolidation or merger in which we are not the surviving entity or in which our stockholders do not have the same proportionate ownership in the surviving entity after the merger as they did immediately prior to the merger, the sale, lease, exchange or other transfer of all or substantially all of our assets, our liquidation or dissolution or (iv) any transaction that a majority of our directors determines constitutes a change-in-control. Cause includes termination of employment based upon (i) the willful and continued failure substantially to perform one's duties and obligations (other than due to physical or mental incapacity or good reason), (ii) a conviction or plea bargain in connection with the actual or alleged commission of a felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engagement in misconduct which causes us, our employees or our clients substantial monetary or other injury. Good reason includes terminating one's employment based upon (i) being assigned employment duties or responsibilities which are not substantially comparable in responsibility and status to the employment duties and responsibilities held immediately prior to the change-in-control transaction, (ii) a reduction in base salary as in effect immediately prior to the change-in-control transaction or (iii) being required to relocate offices more than 50 miles from one's office location immediately prior to the change-in-control transaction.

        The administrator of our stock option plan has the authority to provide for accelerated vesting of the shares of our common stock subject to any outstanding options held by any of our named executive officers in connection with any termination of the officer's employment, any change-in-control transactions or any subsequent termination of the officer's employment following a change-in-control transaction.

        Ms. Carstensen's offer letter provides that if she is terminated after the occurrence of a change in greater than 50% ownership of us, she will be entitled to receive six months' salary as severance. Mr. Forbes' offer letter provides that if he is terminated by us other than for cause or if he chooses to resign due to a significant change in responsibilities or reporting structure, he will be entitled to receive twelve months' salary and bonus as severance and an additional 25% of any then-unvested option shares will be accelerated and be fully vested as of his date of termination under each of our stock option agreements with him. Mr. Dunning's offer letter provides that if he is terminated by us other than for cause, or if he chooses to resign due to a significant change in responsibilities or reporting structure, he will be entitled to receive twelve months' salary and bonus as severance and an additional 25% of any then-unvested option shares will be accelerated and be fully vested as of his date of termination under each of our stock option agreements with him. Certain of our option agreements with Ms. Carstensen, Mr. Dunning and Mr. Myer provide that upon the termination of such person's employment other than for cause, an additional 12.5% in the case of Ms. Carstensen, and an additional 25% in the case of Mr. Dunning and Mr. Myer, of any then-unvested option shares under such agreements will be accelerated and be fully vested as of each of their dates of termination.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

        The following table provides information concerning beneficial ownership of our common stock as of March 31, 2005 by: (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our directors and executive officers as a group.

        The following table lists the number of shares and percentage of shares beneficially owned based on 30,026,043 shares of common stock outstanding as of March 31, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 31, 2005, are deemed outstanding and beneficially owned by the person holding such options for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

        Unless otherwise indicated, the principal address of each of the stockholders below is c/o RightNow Technologies, Inc., 40 Enterprise Boulevard, Bozeman, Montana 59718.

	Shares Beneficially Owned Prior to Offering
Name and Address of Beneficial Owner
	Number	Percent
Greg R. Gianforte(1)	12,899,065	43.0%
Roger L. Evans(2)(3)	3,927,586	13.1
Entities affiliated with Greylock(3)	3,877,587	13.3
Gregory M. Avis(4)(5)	1,525,620	5.1
Entities affiliated with Summit Partners(5)	1,425,622	4.8
Michael A. Myer(6)	582,638	1.9
Sean C. Forbes(7)	365,139	1.2
Susan J. Carstensen(8)	295,662	1.0
Peter P. Dunning(9)	194,447	*
William J. Lansing(10)	141,666	*
Margaret L. Taylor(11)	77,219	*
Richard E. Allen(12)	20,000	*
All directors and executive officers as a group (11 persons)(13)	20,198,311	63.7%

*
Less than 1% of the outstanding shares of common stock.

(1)
Includes 10,799,065 shares held by the Greg Gianforte Revocable Inter Vivos Trust dated September 19, 2000 and Susan Gianforte Revocable Inter Vivos Trust Dated September 19, 2000, Tenants in Common. Includes 1,100,000 shares held by the Greg Gianforte Revocable Inter Vivos Trust dated September 19, 2000. Includes 1,000,000 shares held by the Irrevocable Trust of Greg R. Gianforte. Mr. Gianforte, and the Greg R. Gianforte Family Trust are the beneficiaries of the Irrevocable Trust of Greg R. Gianforte. As co-trustee of the Greg R. Gianforte Revocable Inter Vivos Trust dated September 19, 2000 and as co-trustee of the Susan Gianforte Revocable Inter Vivos Trust dated September 19, 2000, Mrs. Gianforte may be deemed to share voting and dispositive powers over the common stock registered in the names of those trusts. Mrs. Gianforte does not beneficially own the shares held by the Irrevocable Trust of Greg R. Gianforte.

(2)
Includes 49,999 shares underlying options exercisable as of or within 60 days of March 31, 2005. The principal address of Roger L. Evans is c/o Greylock, 880 Winter Street, Suite 300, Waltham, MA 02451.

(3)
Consists of 1,938,794 shares held by Greylock IX Limited Partnership, 1,800,402 shares held by Greylock X Limited Partnership and 138,391 shares held by Greylock X-A Limited Partnership. Mr. Evans, one of our directors, is a general partner of Greylock IX GP Limited Partnership, the general partner of Greylock IX Limited Partnership, a general partner of Greylock X GP Limited Partnership, the general partner of Greylock X Limited Partnership and Greylock X-A Limited Partnership. Mr. Evans disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Evans shares voting and dispositive powers over the shares held by Greylock IX Limited Partnership, Greylock X Limited Partnership and Greylock X-A Limited Partnership with the other general partners of those partnerships. The principal address of entities affiliated with Greylock is 880 Winter Street, Suite 300, Waltham, MA 02451.

(4)
Includes 49,999 shares underlying options exercisable as of or within 60 days of March 31, 2005. The principal address of Gregory M. Avis is c/o Summit Partners, 499 Hamilton Avenue, Palo Alto, CA 94301.

(5)
Consists of 1,316,640 shares held by Summit Accelerator Fund, L.P., 91,092 shares held by Summit (SAF) Investors IV, L.P. and 67,889 shares held by Summit Accelerator Founders Fund L.P. Summit Partners, L.L.C. is the general partner of Summit Accelerator Partners, L.P., which is a managing member of Summit Accelerator Partners, L.L.C., which is the general partner of Summit Accelerator Fund, L.P. and Summit Accelerator Founders Fund, L.P. Summit Partners, L.L.C. is the general partner of Summit (SAF) Investors, IV, L.P. Summit Partners, L.L.C. has voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Mr. Avis, one of our directors, is a member of Summit Partners, L.L.C. and disclaims beneficial ownership of the shares held by Summit Partners except to the extent of his pecuniary interest therein. The principal address of entities affiliated with Summit Partners is 499 Hamilton Avenue, Palo Alto, CA 94301.

(6)
Includes 528,000 shares underlying options exercisable as of or within 60 days of March 31, 2005.

(7)
Consists of 364,001 shares underlying options exercisable as of or within 60 days of March 31, 2005.

(8)
Includes 275,002 shares underlying options exercisable as of or within 60 days of March 31, 2005.

(9)
Consists of 194,447 shares underlying options exercisable as of or within 60 days of March 31, 2005.

(10)
Includes 33,333 shares underlying options exercisable as of or within 60 days of March 31, 2005. The principal address of William J. Lansing is 6740 Shady Oak Road, Eden Prairie, MN 55344.

(11)
Includes 33,333 shares underlying options exercisable as of or within 60 days of March 31, 2005. Includes 22,220 shares held by the Margaret L. Taylor Living Trust. The principal address of Margaret L. Taylor is 531 Lodgepole Drive, Incline Village, NV 89451.

(12)
Consists of 10,000 shares underlying options exercisable as of or within 60 days of March 31, 2005.

(13)
Includes the information set forth in notes 1 through 12 above. Also includes 163,332 shares underlying options exercisable as of or within 60 days of March 31, 2005 that are held by Alan A. Rassaby, our Vice President of Legal and Risk Management, General Counsel and Secretary.

Certain Relationships and Related Party Transactions

        Since January 1, 2004, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $60,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than the transactions described below.

        Office Leases with Genesis Partners, LLC.    We lease from Genesis Partners, LLC approximately 29,724 square feet of office space for our principal executive offices at 40 Enterprise Boulevard, Bozeman, Montana, approximately 12,912 square feet of office space at 110 Enterprise Boulevard, Bozeman, Montana, approximately 3,444 square feet of office space at 45 Discovery Drive, Bozeman, Montana and approximately 9,184 square feet of office space at 77 Discovery Drive, Bozeman, Montana. Greg Gianforte, our Chairman, Chief Executive Officer and President, and Steve Daines, our Vice President of North American Sales, beneficially own, directly or indirectly, 50% and 25% membership interests in Genesis Partners, respectively. The remaining 25% of Genesis Partners is beneficially owned by Mr. Daines' father, Clair Daines, who is a commercial real estate developer and builder. The 40 Enterprise Boulevard lease has a 120-month term that started April 1, 2001, with an option to extend for one additional 120-month period. The 45 Discovery Drive lease was recently renewed for a 12-month term that started May 1, 2005, with an option to extend for one additional 12-month period. The 77 Discovery Drive lease was recently renewed for a 60-month term that started April 1, 2005, with an option to extend for two additional 60-month periods. Our current rent is $35,460 per month for the 40 Enterprise Boulevard lease; $11,105 per month for the 77 Discovery Drive lease; and $4,164 per month for the 45 Discovery Drive lease (which declines to $2,776 per month approximately two weeks following the commencement of the lease at 110 Enterprise Boulevard), including insurance, taxes and common area maintenance, but excluding utilities. The 110 Enterprise Boulevard lease has a 60-month term that is expected to start June 1, 2005, with an option to extend for two additional 60-month periods. The monthly lease rate for the initial year will be $15,613, and increases by 2% on each anniversary date beginning in 2007. An estimated additional $3,134 per month is payable for tenant improvements over the initial term. We believe that the terms of these leases are no less favorable to us than they would have been if obtained from unaffiliated third parties.

        Indemnification Agreements.    We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Compensation Committee Interlocks and Insider Participation

        During 2004, the compensation committee of our board of directors consisted of Mr. Allen, Mr. Evans, and Ms. Taylor, none of whom has at any time been one of our officers or employees or an officer or employee of any of our subsidiaries. None of our executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Act of 1934 requires our executive officers and directors and persons who own more than ten percent of a class of our equity securities registered under the Exchange Act, to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities of RightNow. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of these forms, we believe that during 2004, each of our executive officers, directors and holders of ten percent or more of our common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act, except as described below.

        An initial report on Form 3, one Form 4 and one Form 5 under Section 16(a) of the Securities Exchange Act of 1934 was not timely filed by Susan Gianforte, the spouse of our Chief Executive Officer and President, Greg Gianforte. One gift by Mr. Gianforte was not timely reported on his Form 5. These delayed reports covered estate planning actions taken by Mr. and Mrs. Gianforte and did not involve any transactions in our common stock for consideration.

STOCK PERFORMANCE GRAPH

        The graph depicted below shows a comparison of cumulative total stockholder returns for our common stock, the NASDAQ Market Index and the Standard Industrial Code Index for Prepackaged Software for the period from August 5, 2004, the first trading day after our initial public offering, to December 31, 2004, the last trading day of 2004.

Company/Industry/Market	August 5, 2004	December 31, 2004
RightNow Technologies, Inc.	$100.00	$230.71
SIC Code Index	100.00	114.40
NASDAQ Market Index	100.00	115.92

        The graph depicted above assumes that $100 was invested in the common stock of RightNow, and in each index, on August 5, 2004, and that all dividends were reinvested. RightNow has not paid or declared any cash dividends on its common stock. The graph is required to be presented by the Securities and Exchange Commission. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The Standard Industrial Code Index used is comprised of the companies listed under Standard Industrial Code 7372—Prepackaged Software.

        Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report on Executive Compensation nor any of our board committee charters is "soliciting material" or is to be incorporated by reference into any such prior filings, nor shall such graph, report or charters be incorporated by reference into any future filings made by us under those statutes.

ANNUAL REPORT

        We filed with the Securities and Exchange Commission an Annual Report on Form 10-K on March 31, 2004. A copy of the Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. No separate annual report to the stockholders was prepared by us. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material. Our Annual Report on Form 10-K, as well as certain other reports, proxy statements and other information regarding us, are available on the Securities and Exchange Commission's Web site at http://www.sec.gov. In addition, we will provide without charge a copy of our Annual Report on Form 10-K to any stockholder upon written request addressed to our corporate Secretary, RightNow Technologies, Inc., 40 Enterprise Boulevard, Bozeman, Montana 59718, and will furnish upon request any exhibits to the Form 10-K upon the payment by the requesting stockholder of our reasonable expenses in furnishing such exhibits.

                      By Order of the Board of Directors
                      of RightNow Technologies, Inc.

                      Alan A. Rassaby
                       Secretary

Dated: May 12, 2005

APPENDIX A

AUDIT COMMITTEE CHARTER

1.     Purposes.

        The primary purposes of the Audit Committee (the "Committee") of RightNow Technologies, Inc. (the "Company") are to oversee on behalf of the Company's Board of Directors (the "Board"): (a) the conduct of the Company's accounting and financial reporting processes, the audits of the Company's financial statements and the integrity of the Company's audited financial statements and other financial reports; (b) the performance of the Company's internal accounting and financial controls function; (c) the engagement, replacement, compensation, qualifications, independence and performance of the Company's independent auditors, and (d) the portions of the Company's Code of Ethics and Business Conduct and related policies regarding the Company's accounting, internal accounting controls or auditing matters. The Committee's function is one of oversight only and shall not relieve the responsibilities of the Company's management for preparing financial statements that accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent auditors relating to the audit or review of financial statements.

2.     Composition.

        (a)    At Least Three Members; Chairperson.    The Committee shall consist of a minimum of three independent directors as defined in Section 2(b) below. The Board shall designate a Committee member as the Chairperson of the Committee, or if the Board does not do so, the Committee members shall appoint a Committee member as Chairperson by a majority vote of the authorized number of the Committee members.

        (b)    Independence.    All members of the Committee shall be "independent" as determined by the Board and as defined in the listing standards of the Nasdaq Stock Market or such other national securities exchange on which the Company's securities are then listed, as the same may be amended from time to time (the "listing standards"), Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other rules or regulations of the Securities and Exchange Commission (the "SEC") and any other laws applicable to the Company, subject to any transition rules under the listing standards.

        (c)    Financial Literacy.    Each member of the Committee shall, upon appointment to the Committee, be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. At least one member of the Committee shall be an "audit committee financial expert" as defined in applicable SEC rules and regulations, or otherwise meet the "financial sophistication" requirements set forth in the listing standards.

        (d)    Prohibition Against Past Involvement in Company Financial Statements.    No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.

        (e)    Appointment.    Subject to the requirements of the listing standards and the Bylaws of the Company, the Board initially shall appoint the Committee members to serve until the first meeting of the Board following the next Annual Meeting of Stockholders. Thereafter, the Committee members shall be appointed by the Board, upon recommendation of the Nomination Committee of the Board, for one year terms and until their successors are appointed and qualified, or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by the approval of a majority of the independent directors then serving on the full Board. The Board may fill any vacancies on the Committee by a majority vote of the authorized number of directors.

3.     Meetings; Reports and Resources of the Committee.

        (a)    Meetings.    The Committee shall meet as often as it determines necessary or advisable, but not less frequently than quarterly. The Committee also may hold special meetings or act by unanimous written consent as the Committee may decide. The meetings may be in person or by telephone. The Committee shall keep written minutes of its meetings and shall deliver a copy of such minutes to the Board and to the Corporate Secretary of the Company for inclusion in the Company's minute books. The Committee periodically shall meet separately with management, persons (if any) performing internal audit functions, and the independent auditors. The Committee may request any officer or employee of the Company, the Company's legal counsel, the Committee's independent counsel or the Company's independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The foregoing notwithstanding, the Committee also may exclude from its meetings any persons it deems appropriate including, but not limited to, any director who is not a member of the Committee.

        (b)    Procedures.    The Committee may establish its own procedures in a manner not inconsistent with this Charter, the Company's Bylaws, applicable laws or regulations, or the listing standards. The Chairperson of the Committee or a majority of the Committee members may call meetings of the Committee. A majority of the authorized number of Committee members shall constitute a quorum for the transaction of Committee business, and the vote of a majority of the Committee members present at the meeting at which a quorum is present shall be the act of the Committee, unless in either case a greater number is required by this Charter, the Company's Bylaws, applicable laws or regulations, or the listing standards.

        (c)    Reports.    The Committee shall report its actions and recommendations to the Board after each Committee meeting. The Committee also shall make regular reports to the Board regarding, among other things, any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the Company's internal audit function (if applicable). The Committee shall provide to the Board at an appropriate time prior to preparation of the Company's proxy statement for its Annual Meeting of Stockholders, a report of the Committee, which report shall be included in such proxy statement. The report shall include such information as may be required under the SEC's rules and regulations.

        (d)    Committee Access and Resources.    The Committee is at all times authorized to have direct, independent and confidential access to the Company's other directors, management and personnel, as well as to the Company's books, records and facilities, to carry out the Committee's purposes. The Committee shall have the sole authority, to the extent it deems necessary or appropriate, to retain and terminate independent legal, accounting or other experts or advisers selected by the Committee for matters related to the Committee's purposes. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, compensation to any independent legal, accounting or other experts or advisers employed by the Committee, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee's duties.

4.     Authority and Responsibilities.

        The Committee's role is one of oversight. The Company's management is responsible for the preparation and accuracy of the Company's financial statements and for designing the Company's internal controls and procedures, and the Company's independent auditors are responsible for auditing the Company's financial statements in accordance with generally accepted auditing standards ("GAAS"). While the Committee has certain authority and oversight responsibilities under this Charter, it is not

2

the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations or to assure the operating effectiveness of internal controls or accounting systems. In the absence of their reason to believe that such reliance is unwarranted, the Committee members may rely without independent verification on the information provided to them and on the representations made by the Company's management and independent auditors.

        Additionally, the Committee recognizes that the Company's management, as well as the Company's independent auditors, have more time, knowledge and more detailed information concerning the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the work or independence of the Company's independent auditors. In addition, auditing literature, particularly Statement on Auditing Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The Committee members are not independent auditors, and the term "review" as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements. Furthermore, the Committee's authority and oversight responsibilities do not assure that the audits of the Company's financial statements have been carried out in accordance with GAAS.

        The Committee shall have the direct authority and responsibility to select, appoint, retain, compensate, evaluate and oversee the work of the Company's independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and, if necessary or advisable in the Committee's sole discretion, to terminate and replace the Company's independent auditors. The Committee shall have the sole authority to approve all audit engagement fees and terms. The Company's independent auditors shall report directly and be accountable to the Committee.

        The following functions and responsibilities are set forth as a guide, with the understanding that the Committee has the authority to diverge from this guide as appropriate given the circumstances. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible to best react to changing conditions and circumstances, and that the Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

        To fulfill its purposes, the Committee shall:

  Financial Statements and Disclosure Matters

  (a)
  Review the Company's financial statements and, as part of that review, (i) review and discuss with management and the independent auditors, prior to public release: (A) the Company's annual audited and quarterly financial statements to be filed with the SEC; (B) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (C) any certifications by the Company's principal executive officer and principal financial officer regarding the Company's financial statements, internal accounting and financial controls and procedures, and disclosure controls and procedures, that will be filed with or furnished to the SEC; and (ii) discuss with the independent auditors the matters of which the independent auditors inform the Committee and that are required to be discussed under applicable auditing standards; and (iii) make a recommendation to the Board

3

    regarding the inclusion of the annual audited financial statements in the Company's Annual Report on Form 10-K to be filed with the SEC.

  (b)
  Discuss with management and the independent auditors and review (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; (ii) any new, or significant changes in, accounting policies of the Company and any potential changes in accounting, auditing, review and financial reporting standards and regulations promulgated by authoritative standard setting or regulatory bodies that may have a significant impact on the Company's financial reports; and (iii) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

  (c)
  At least annually, review and discuss reports from the independent auditors on:

  •
  All critical accounting policies and practices to be used;

  •
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

  •
  Other material written communications between the independent auditors and management, such as any management letter, any report on observations and recommendations on internal controls, any schedule of unadjusted audit differences and any listing of adjustments and reclassifications not recorded.

  (d)
  Discuss generally with management and review the Company's press releases regarding financial results, including the use of any "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to any public disclosure thereof.

  (e)
  Review and discuss with management and the independent auditors the existence and effect of any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Company and that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

  (f)
  Discuss with management and the independent auditors any significant new or unusual transactions or other significant matters or events not in the ordinary course of business that have occurred and their views of the accounting treatment given thereto.

  (g)
  Review and discuss periodically with legal counsel any legal and regulatory matters that may have a material impact on the Company's financial statements, or the Company's compliance policies and programs. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements, financial disclosures or accounting policies.

  (h)
  Discuss with management and the independent auditors the Company's significant financial risks or exposures and assess the steps management has taken to monitor, control and minimize such risks or exposures. Discuss with management and the independent auditors the Company's systems and policies with respect to risk monitoring, assessment and management.

4

  (i)
  Discuss with the independent auditors, before filing with the SEC any periodic report containing financial statements, the matters required to be discussed by Statement on Auditing Standards No. 61 (as modified or amended from time to time), including the independent auditors' judgments about the quality, as well as the acceptability, of the accounting principles used and the judgments made in the preparation of the Company's financial statements.

  (j)
  Consider and review separately with the independent auditors and management (i) the adequacy and effectiveness of the Company's disclosure controls and procedures and internal controls; (ii) all significant deficiencies and material weaknesses in the design or operation of the Company's internal controls that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; (iii) any special audit steps adopted or which need to be adopted in light of control deficiencies and weaknesses, if any; (iv) any problems or difficulties encountered in the course of the audit work, such as any restrictions on the scope of activities or access to requested information, and management's response to such problems or difficulties, including any significant disagreements with management; (v) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; (vi) the adequacy and effectiveness of those portions of the Company's Code of Ethics and Business Conduct that relate to the integrity of the Company's financial reporting, including any changes to or waivers provided under such Code since the last review; and (vii) the related findings and recommendations of the independent auditors together with management's responses on such matters.

  Oversight of the Company's Relationship with the Independent Auditors

  (k)
  At least annually, request and obtain from the independent auditors a formal written statement describing (i) all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (or any similar requirements as may be issued in the future by authoritative standards setting or regulatory bodies); (ii) the independent auditors' quality-control systems and procedures and their effectiveness; and (iii) any material issues raised by the most recent quality-control review, or peer review meeting guidelines acceptable under the listing standards, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues. The Committee shall actively engage in a dialogue with management and the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors from management and the Company, and shall take, or recommend that the full Board take, appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' objectivity and independence.

  (l)
  Consider and pre-approve all non-audit services that are not prohibited under the rules and regulations of the SEC and all audit, review and attest services to be performed for the Company by its independent auditors (including the fees and terms thereof), subject to the de minimisexceptions, under certain circumstances described in the rules and regulations of the SEC, for permissible non-audit services which are approved by the Committee prior to the completion of the audit. All such approvals shall be disclosed in the Company's definitive proxy statements for its Annual Meetings of Stockholders and additionally in its Annual Reports on Form 10-K if such information is not incorporated therein by reference to the proxy statement. The Committee may establish pre-approval policies and procedures for particular services of which it is informed, and may delegate the authority to grant

5

    pre-approvals to one or more members of the Committee (but not to management), whose decisions must be presented to the full Committee at its next scheduled meeting.

  (m)
  Review, evaluate and confirm the regular rotation of the lead or coordinating audit partners having primary responsibility for the audit, or of the audit partners responsible for reviewing the audit, as required by the rules and regulations of the SEC.

  (n)
  Establish policies, consistent with the rules and regulations of the SEC, for the Company's hiring of current or former partners, principals, shareholders or employees of the independent auditors, or their close family members.

  (o)
  Review and discuss with the independent auditors and management (i) all significant findings during the year, including the status of previous audit recommendations; (ii) the overall scope and plans for the audit (including the audit budget and the adequacy of compensation, resources and staffing); (iii) any changes required in the planned scope of the audit; and (iv) the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  Compliance Oversight Responsibilities

  (p)
  Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act, which addresses the discovery and disclosure of any illegal act, has not been implicated.

  (q)
  Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by the Company's employees of concerns regarding questionable accounting or auditing matters.

  (r)
  Review any reports brought to the Committee by management, the independent auditors or the Company's legal counsel regarding evidence of any material violation by the Company, or by any officer, director, employee or agent of the Company, of an applicable United States federal or state securities law, a material breach of fiduciary duty arising under United States federal or state law, or a similar material violation of any United States federal or state law.

  (s)
  Review (for potential conflict of interest situations) and discuss with management and the independent auditors, on an ongoing basis, any proposed related party transactions (as defined in the listing standards and the applicable rules and regulations of the SEC) or courses of dealing. In such review, consider: (i) the financial accounting accorded the transaction or course of dealing; (ii) whether the terms or other aspects differ from those that would likely be negotiated with independent parties; and (iii) whether the proposed disclosure of the transaction or course of dealing is in accordance with GAAP. Upon completion of such review, the Committee shall either approve or disapprove each reviewed related party transaction or course of dealing and recommend such approval or disapproval to the full Board.

  (t)
  Annually evaluate its own performance as a committee, including its effectiveness and compliance with its Charter, and report to the Board the results of such evaluation and any recommended changes. Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

  (u)
  Perform any other activities, consistent with this Charter, the Company's Bylaws and applicable listing standards and laws, as the Committee or the Board deems necessary or appropriate.

6

\/ DETACH PROXY CARD HERE \/

PROXY

RIGHTNOW TECHNOLOGIES, INC.

Annual Meeting of Stockholders, June 28, 2005

This proxy is solicited on behalf of the board of directors of
RIGHTNOW TECHNOLOGIES, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held Tuesday, June 28, 2005 and the Proxy Statement and appoints Greg R. Gianforte and Susan J. Carstensen, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of RIGHTNOW TECHNOLOGIES, INC. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2005 Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, 5 Baxter Lane, Bozeman, Montana 59715, on Tuesday, June 28, 2005 at 1:00 p.m. Mountain Daylight Savings Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

(Continued, and to be dated and signed on other side)

Please Detach Here \/ You Must Detach This Portion of the Proxy Card \/ Before Returning it in the Enclosed Envelope
1.	To elect two directors to serve for a three-year term ending at the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal:		☐	FOR all nominees listed (except as indicated to the contrary hereon)	☐	WITHHOLD AUTHORITY TO VOTE for all nominees listed
	Nominees:	Roger L. Evans William J. Lansing
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:
EXCEPTIONS

2.	To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2005.
	☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting, or any adjoumment or postponement thereof.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

The Board of Directors recommends a vote IN FAVOR OF the directors listed above and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF Proposal Two, and in accordance with the discretion of the proxies on any other matters to come before the Annual Meeting.

(This proxy should be marked, dated, signed by the stockholder(s) exactly as its name appears hereon and returned promptly in the enclosed envelope. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)
Dated:	, 2005

(Authorized Signature(s))
(Authorized Signature(s))

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PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 28, 2005
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AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  STOCK PERFORMANCE GRAPH
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